Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Present at the 2021 BIO Digital Conference

Vancouver, BC – June 9, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates and leading the clinical development of cannabinol (“CBN”), today announced that Eric. A. Adams, President and CEO of InMed, will present at 2021 BIO Digital, the premier biotech conference, which is being held virtually this year from June 10-11 and 14-18, 2021.

Mr. Adams will provide an overview of InMed’s progress, including the company’s IntegraSyn™ cannabinoid manufacturing system and Phase 2 clinical development of INM-755 (cannabinol) cream for the treatment of epidermolysis bullosa. The presentation will be available on demand to registered attendees during the conference, starting June 10th at 9am ET. InMed’s presentation can be accessed from the BIO Digital website at https://www.bio.org/events/bio-digital/sessions/800498.

Mr. Adams and Bruce Colwill, InMed’s Chief Financial Officer, will also be conducting meetings via the BIO One-on-One Partnering™ system which opens June 14th. To schedule a meeting, find InMed at https://www.bio.org/events/bio-digital/partnering-companies?name=inmed. Information on this event will also be posted on InMed’s event page, which can be found at: www.inmedpharma.com/about/events.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting at 2021 BIO Digital; conducting meetings via the BIO One-on-One Partnering™ system; leading the way in the clinical development of cannabinol (CBN); developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.